Exhibit 99.1

iPower Reports Fiscal Second Quarter 2024 Results

- iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time -

DUARTE, CA, February 14, 2024 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven online retailer and supplier of consumer home and garden products, as well as a provider of value-added ecommerce services, today announced its financial results for the fiscal second quarter ended December 31, 2023.

Fiscal Q2 2024 Results vs. Fiscal Q2 2023 (unless otherwise noted)

•	Total revenue was $16.8 million compared to $19.3 million.
•	Gross profit was $7.3 million compared to $8.0 million, with gross margin up 220 bps to 43.6% compared to 41.4%.
•	Net loss attributable to iPower improved 42% to $1.9 million or $(0.06) per share, compared to net loss attributable to iPower of $3.3 million or $(0.11) per share.
•	As of December 31, 2023, net debt (total debt less cash) was reduced by 56% to $3.6 million compared to net debt of $8.1 million as of June 30, 2023.

Management Commentary

“In our fiscal second quarter, we continued to drive gross margin expansion, operating cost reductions and another period of positive cash flow from operations,” said Lawrence Tan, CEO of iPower. “Due to improvements in the supply chain environment, our largest channel partner has progressively tightened their inventory management as shipping lead times have become more favorable. Although this led to lower order volumes for the quarter, we believe this channel partner’s inventory is now at a preferred level and we are well equipped to meet demand with the high-quality products our customers expect.

“We also continued to gain traction in our SuperSuite business as we leverage our superior supply chain, warehousing and merchandising expertise to drive sales growth for partners with innovative product catalogs. We look forward to growing this exciting segment of our business as we further evaluate prospective partners in the months ahead.”

iPower CFO, Kevin Vassily, added, “Our gross margin and operating expense improvements were primarily driven by the reduction of high-cost inventory and excess warehousing space. Additionally, we reduced total debt obligations by approximately $2 million during the quarter, demonstrating our commitment to strengthening the balance sheet. We believe these actions, coupled with early signs of normalized order volumes with our largest channel partner, will enable us to deliver on our goals with the aim of returning to profitability in 2024.”

Fiscal Second Quarter 2024 Financial Results

Total revenue in the fiscal second quarter of 2024 was $16.8 million compared to $19.3 million for the same period in fiscal 2023. The decrease was driven primarily by lower promotional activity given iPower’s normalized inventory level, as well as lower order volumes from the Company’s largest channel partner who is more tightly managing inventory levels due to the improved supply chain environment. This was partially offset by growth in the Company’s SuperSuite supply chain offerings.

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Gross profit in the fiscal second quarter of 2024 was $7.3 million compared to $8.0 million in the same quarter in fiscal 2023. As a percentage of revenue, gross margin increased 220 basis points to 43.6% compared to 41.4% in the year-ago period. The increase in gross margin was primarily driven by favorable product mix.

Total operating expenses in the fiscal second quarter of 2024 improved 18% to $9.9 million compared to $12.1 million for the same period in fiscal 2023. The decrease was driven primarily by lower selling, fulfillment and marketing expenses.

Net loss attributable to iPower in the fiscal second quarter of 2024 improved 42% to $1.9 million or $(0.06) per share, compared to net loss attributable to iPower of $3.3 million or $(0.11) per share for the same period in fiscal 2023. The improvement was driven primarily by the higher gross margin and lower operating expenses.

Cash and cash equivalents were $1.5 million at December 31, 2023, compared to $3.7 million at June 30, 2023. Total debt as of December 31, 2023 was $5.0 million compared to $11.8 million as of June 30, 2023. As a result of the Company’s debt paydown, net debt (total debt less cash) was reduced by 56% to $3.6 million compared to $8.1 million as of June 30, 2023.

Conference Call

The Company will hold a conference call today, February 14, 2024, at 4:30 p.m. Eastern Time to discuss its results for the fiscal second quarter ended December 31, 2023.

iPower’s management will host the conference call, which will be followed by a question-and-answer session.

The conference call details are as follows:

Date: Wednesday, February 14, 2024
Time: 4:30 p.m. Eastern Time
Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is a tech and data-driven online retailer and supplier of consumer home and garden products, as well as a provider of value-added ecommerce services for third-party products and brands. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its ecommerce channel partners and its websites, www.zenhydro.com and www.simpledeluxe.com. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at www.meetipower.com.

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Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 15, 2023, its Quarterly Reports on Form 10-Q, as filed with the SEC on November 15, 2023 and February 14, 2024, and in its other SEC filings.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of December 31, 2023 and June 30, 2023

	December 31,	June 30,
	2023	2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,488,027	$3,735,642
Accounts receivable, net	11,765,833	14,071,543
Inventories, net	15,782,322	20,593,889
Prepayments and other current assets	1,483,209	2,858,196
Total current assets	30,519,391	41,259,270

Non-current assets
Right of use - non-current	7,141,633	7,837,345
Property and equipment, net	456,006	536,418
Deferred tax assets	3,122,363	2,155,250
Non-current prepayments	390,612	531,456
Goodwill	3,034,110	3,034,110
Investment in joint venture	31,287	33,113
Intangible assets, net	3,955,385	4,280,071
Other non-current assets	419,289	427,254
Total non-current assets	18,550,685	18,835,017

Total assets	$49,070,076	$60,094,287

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,931,800	$13,244,957
Credit cards payable	340,912	366,781
Customer deposit	340,876	350,595
Other payables and accrued liabilities	3,715,996	4,831,067
Advance from shareholders	87,305	85,200
Lease liability - current	2,065,177	2,159,173
Short-term loan payable - related party	1,032,189	–
Long-term promissory note payable - current portion	1,150,508	2,017,852
Revolving loan payable, net	2,862,857	–
Income taxes payable	283,519	276,683
Total current liabilities	25,811,139	23,332,308

Non-current liabilities
Long-term revolving loan payable, net	–	9,791,191
Lease liability - non-current	5,503,365	6,106,047
Total non-current liabilities	5,503,365	15,897,238

Total liabilities	31,314,504	39,229,546

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2023 and June 30, 2023	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 29,710,939 and 29,710,939 shares issued and outstanding at December 31, 2023 and June 30, 2023	29,712	29,712
Additional paid in capital	29,883,647	29,624,520
Accumulated deficits	(11,903,785)	(8,702,442)
Non-controlling interest	(30,906)	(24,915)
Accumulated other comprehensive loss	(223,096)	(62,134)
Total stockholders’ equity	17,755,572	20,864,741

Total liabilities and stockholders’ equity	$49,070,076	$60,094,287

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

For the Three and Six Months Ended December 31, 2023 and 2022

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$16,800,122	$19,254,590	$43,308,496	$45,277,263

TOTAL REVENUES	16,800,122	19,254,590	43,308,496	45,277,263

COST OF REVENUES	9,481,882	11,285,064	24,231,411	27,322,021

GROSS PROFIT	7,318,240	7,969,526	19,077,085	17,955,242

OPERATING EXPENSES:
Selling and fulfillment	6,936,980	9,338,737	17,000,451	17,757,549
General and administrative	2,933,607	2,713,355	5,897,658	5,813,531
Impairment loss - goodwill	–	–	–	3,060,034
Total operating expenses	9,870,587	12,052,092	22,898,109	26,631,114

LOSS FROM OPERATIONS	(2,552,347)	(4,082,566)	(3,821,024)	(8,675,872)

OTHER INCOME (EXPENSE)
Interest expenses	(182,612)	(314,119)	(410,977)	(562,160)
Loss on equity method investment	(801)	(3,938)	(1,826)	(7,328)
Other non-operating income	128,838	59,600	61,672	271,360
Total other expenses, net	(54,575)	(258,457)	(351,131)	(298,128)

LOSS BEFORE INCOME TAXES	(2,606,922)	(4,341,023)	(4,172,155)	(8,974,000)

PROVISION FOR INCOME TAX BENEFIT	(688,939)	(1,047,749)	(964,821)	(1,495,545)
NET LOSS	(1,917,983)	(3,293,274)	(3,207,334)	(7,478,455)

Non-controlling interest	(3,155)	(2,835)	(5,991)	(5,640)

NET LOSS ATTRIBUTABLE TO IPOWER INC.	$(1,914,828)	$(3,290,439)	$(3,201,343)	$(7,472,815)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(160,255)	47,149	(160,962)	(64,326)

COMPREHENSIVE LOSS ATTRIBUTABLE TO IPOWER INC.	$(2,075,083)	$(3,243,290)	$(3,362,305)	$(7,537,141)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	29,790,242	29,742,620	29,777,378	29,687,878

Diluted	29,790,242	29,742,620	29,777,378	29,687,878

LOSSES PER SHARE
Basic	$(0.06)	$(0.11)	$(0.11)	$(0.25)

Diluted	$(0.06)	$(0.11)	$(0.11)	$(0.25)

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